AMENDED SCHEDULE A
                             DATED SEPTEMBER 1, 2017
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                            DATED MAY 5, 2008 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                       AND
                         FROST INVESTMENT ADVISORS, LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance with the following fee schedule:

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 FUND                                                                  RATE
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 Frost Growth Equity Fund                                              0.50%
--------------------------------------------------------------------------------
 Frost Value Equity Fund                                               0.50%
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 Frost Mid Cap Equity Fund                                             0.50%
--------------------------------------------------------------------------------
 Frost Conservative Allocation Fund                                    0.15%
--------------------------------------------------------------------------------
 Frost Moderate Allocation Fund                                        0.15%
--------------------------------------------------------------------------------
 Frost Total Return Bond Fund                                          0.35%
--------------------------------------------------------------------------------
 Frost Credit Fund                                                     0.50%
--------------------------------------------------------------------------------
 Frost Low Duration Bond Fund                                          0.30%
--------------------------------------------------------------------------------
 Frost Municipal Bond Fund                                             0.35%
--------------------------------------------------------------------------------
 Frost Aggressive Allocation Fund                                      0.15%
--------------------------------------------------------------------------------


                                    Acknowledged and Accepted by:

                                    Frost Investment Advisors, LLC

                                    /s/ Tom L. Stringfellow
                                    -------------------------
                                    Name: Tom L. Stringfellow
                                    Title: President

                                    The Advisors' Inner Circle Fund II

                                    /s/ Lisa K. Whittaker
                                    ---------------------------
                                    Name: Lisa K. Whittaker
                                    Title: VP & Asst. Secretary